UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 8, 2006

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry Into a Material Agreement

On March 8, 2006, after 4:00 pm Eastern time, we made an offer to the holders of our outstanding 8% convertible debentures dated February 24, 2005 (each of whom is an accredited investor) to permit the conversion of their debentures into shares of our common stock at $1.45 per share.  (On March 8, 2006, our common stock closed at $1.64 per share.)  This was a reduction from the conversion price set forth in the debenture of $5.00 per share.  The reduced conversion price was effective only to the extent that we received the notice of conversion from the debenture holders by not later than 7:00 am Eastern time on March 9, 2006.  During that period, certain debenture holders accepted the temporarily reduced conversion price and elected to convert $9,000,000 of outstanding principal and, as a result, we are obligated to issue 6,206,899 shares of its common stock.

As a result of the offer and acceptance, we have remaining 8% convertible debentures having a total principal amount of $11,872,500.  The debentures have provisions that restrict the ability of any holder to convert if, as a result of the conversion, such holder would own more than 5% of our common stock.  The shares of common stock underlying the convertible debentures are included for resale in a registration statement on Form S-3 (file no. 333-126231). We issued a press release providing more information about the conversion, a copy of which is included in an exhibit to this Form 8-K.

Section 3 — Securities and Trading Markets

Item 3.02 — Unregistered Sale of Equity Securities

Conversion of Convertible Debenture

On March 9, 2006, we issued 6,206,899 shares of our common stock to holders of our 8% convertible debentures upon conversion of a portion of the debentures at a price of $1.45 per share.  The following sets forth the information required by Item 701 in connection with that transaction:

(a)           The transaction was completed effective March 9, 2006.

(b)           There was no placement agent or underwriter for the transaction.

(c)           The shares were not sold for cash.

(d)           We relied on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933 for this transaction.  In addition, each of the debenture holders was an accredited investor.  We did not engage in any public advertising or general solicitation in connection with this transaction.  The investors had access to all of our reports filed with the Securities and Exchange Commission, our press releases and other financial, business and corporate information.  Based on our investigation, we believe that the investors obtained all information regarding Isonics that they requested, received answers to all questions they posed and otherwise understood the risks of accepting our securities for investment purposes.

(e)           The common stock issued in this transaction is not convertible or exchangeable.  No warrants were issued in this transaction.

(f)            We received no cash proceeds from the issuance of the shares.  We did receive a relief from indebtedness as described above.

Section 8 — Other Events

Item 8.01 — Other Events

On March 9, 2006, we filed a prospectus supplement for the prospectus included in our registration statement on Form S-3 (Commission file no. 333-126231).  A copy of that prospectus supplement is attached hereto as an exhibit.

We plan to file a registration statement pursuant to SEC Rule 462(b) to add shares to the aforementioned registration statement for the resale of the shares underlying the debentures.  The reduction in the market price for shares of our common stock has increased the total number of shares issuable for principal and interest to an amount in excess of the number of shares included in the original registration statement (333-126231).

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits

(d)  Exhibits

99.1                           Prospectus supplement filed with the SEC under the Securities Act of 1933 pursuant to Rule 424(c).

99.2                           Press release issued March 9, 2006.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of March 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer